Exhibit 23.5

The NCT Group CPA’s, L.L.P.
P.O. Box 2239
Winter Haven, FL 33883-2239

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Centerstate Bank of Florida

We consent to use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

The NCT Group CPA’s, L.L.P.

Winter Haven, Florida
August 29, 2002